Exhibit 99.1

Investor Inquiries:	Media Inquiries:
John Huyette	Heather Beardsley
+1 610-208-2061	+1 610-208-2278
jhuyette@cartech.com	hbeardsley@cartech.com

CARPENTER TECHNOLOGY REPORTS THIRD QUARTER

FISCAL YEAR 2025 RESULTS

Delivered Most Profitable Quarter in Company History

Exceeded Third Quarter Operating Income Guidance

Expanded Operating Margins in Specialty Alloys Operations Segment

Generated Positive Adjusted Free Cash Flow

Repurchased Shares Against Authorized Share Repurchase Program

Raising Fiscal Year 2025 Guidance

PHILADELPHIA – April 24, 2025 – Carpenter Technology Corporation (NYSE: CRS) (the “Company”) today announced financial results for the fiscal third quarter ended March 31, 2025. For the quarter, the Company reported operating income of $137.8 million, and earnings per diluted share of $1.88.

Third Quarter Fiscal Year 2025 Highlights

•	Exceeded expectations with record $137.8 million of adjusted operating income, up 53 percent year-over-year

•	Realized earnings per diluted share of $1.88

•	Delivered adjusted operating margin of 29.1 percent in the Specialty Alloys Operations (“SAO”) segment, up from 21.4 percent in the third quarter of the previous year

•	Exceeded expectations in SAO segment with operating income of $151.4 million, up 46 percent year-over-year

•	Generated $74.2 million of cash from operating activities, or $34.0 million of adjusted free cash flow

•	Executed $37.5 million in share repurchases against $400.0 million repurchase program

Fiscal Year 2025 Outlook

•	Raising operating income guidance to the range of $520 million to $527 million in fiscal year 2025

•	Project $250 million to $300 million in adjusted free cash flow in fiscal year 2025

•	Expect $146 million to $153 million in operating income for the fourth quarter of fiscal year 2025

•	Anticipate continued earnings growth beyond fiscal year 2025, with operating income outlook of $765 million to $800 million in fiscal year 2027

“In the third quarter of fiscal year 2025 we generated a record $137.8 million of operating income, exceeding our previous guidance” said Tony R. Thene, President and CEO of Carpenter Technology.

“Notably, the SAO segment expanded their adjusted operating margin to 29.1 percent, up from 21.4 percent in the third quarter a year ago, representing the thirteenth quarter in a row with increasing adjusted operating margins. As a result, the SAO segment realized $151.4 million in operating income, also exceeding expectations for the quarter.”

“With strong earnings and disciplined working capital management, we generated $34.0 million in adjusted free cash flow during the quarter. We utilized our cash to repurchase $37.5 million in shares, bringing total purchases for the fiscal year to $77.8 million.”

“Building on the record third quarter performance, we expect to carry our operating momentum into the fourth quarter. As a result, we are raising our guidance again for the full fiscal year 2025, now to the range of $520 million to $527 million. This would represent a nearly 50 percent increase over our fiscal year 2024 adjusted operating income and far exceed our initial expectations for the year.”

“We also anticipate generating $250.0 million to $300.0 million in adjusted free cash flow in fiscal year 2025. With meaningful adjusted free cash flow and our strong balance sheet, we are well positioned to sustain our current asset base to achieve our targets, invest in growth initiatives like the recently announced brownfield expansion project and return cash to shareholders.”

“Carpenter Technology continues to deliver record results, despite disruptions in the supply chains where we participate. We offer a broad portfolio of highly specialized alloys, serving high value applications in high growth end-use markets. Looking beyond fiscal year 2025, we see exceptional growth in the mid and long-term. As we presented in our investor update event in February, our goal is to reach $765 million to $800 million in operating income in fiscal year 2027, an approximate 25 percent CAGR over the two year period. And with strong market fundamentals, continued execution and the brownfield capacity expansion expected to come online in fiscal year 2028, growth will continue beyond fiscal year 2027.”

Financial Highlights

($ in millions, except per share amounts)	Q3 FY2025	Q2 FY2025	Q3 FY2024
Net sales	$727.0	$676.9	$684.9
Net sales excluding surcharge (a)	$597.0	$548.0	$553.8
Operating income	$137.8	$118.9	$75.9
Adjusted operating income excluding special item (a)	$137.8	$118.9	$90.0
Net income	$95.4	$84.1	$6.3
Earnings per diluted share	$1.88	$1.66	$0.12
Adjusted earnings per diluted share (a)	$1.88	$1.66	$1.19
Net cash provided from operating activities	$74.2	$67.9	$83.4
Adjusted free cash flow (a)	$34.0	$38.6	$61.9

(a) Non-GAAP financial measures explained in the attached tables

Net sales for the third quarter of fiscal year 2025 were $727.0 million, compared with $684.9 million in the third quarter of fiscal year 2024, an increase of $42.1 million (or 6 percent), on a 7 percent decrease in shipment volume. Net sales excluding surcharge were $597.0 million for the current quarter, an increase of $43.2 million (or 8 percent) from the same period a year ago.

Operating income was $137.8 million compared to operating income of $75.9 million in the prior year period. Adjusted operating income excluding the noncash special item was $90.0 million in the prior year period. Earnings per diluted share in the third quarter of fiscal year 2025 was $1.88 compared to earnings of $0.12 per diluted share in the prior year third quarter. Excluding special items, adjusted earnings per diluted share in the third quarter of fiscal year 2024 was $1.19. These results primarily reflect an ongoing improvement in product mix with a shift in capacity to more complex, higher value materials as well as expanding operating efficiencies compared to the prior year period.

Cash provided from operating activities in the third quarter of fiscal year 2025 was $74.2 million compared to $83.4 million in the same quarter last year. Adjusted free cash flow in the third quarter of fiscal year 2025 was $34.0 million, compared to $61.9 million in the same quarter last year. The decrease in operating cash flow and adjusted free cash flow in the third quarter of fiscal year 2025 reflects improved earnings offset by higher pension contributions. During the quarter ended March 31, 2025, the Company made a $38.0 million discretionary pension contribution. In addition, capital expenditures in the third quarter of fiscal year 2025 were $40.2 million, compared to $21.6 million in the same quarter last year.

Under the Company’s authorized share repurchase program of up to $400.0 million, the Company purchased 200,000 shares of its common stock on the open market for an aggregate of $37.5 million during the quarter ended March 31, 2025. As of March 31, 2025, $322.2 million remains available for future purchases.

Total liquidity, including cash and available revolver balance, was $500.4 million at the end of the third quarter of fiscal year 2025. This consisted of $151.5 million of cash and $348.9 million of available borrowings under the Company’s credit facility.

Conference Call and Webcast Presentation

Carpenter Technology will host a conference call and webcast presentation today, April 24, 2025, at 10:00 a.m. ET, to discuss the financial results of operations for the third quarter of fiscal year 2025. Please dial +1 (800) 715-9871 for access to the live conference call. Access to the live webcast will be available at Carpenter Technology’s website (https://www.carpentertechnology.com), and a replay will soon be made available at https://www.carpentertechnology.com. Presentation materials used during this conference call will be available for viewing and download at https://www.carpentertechnology.com.

Non-GAAP Financial Measures

This press release includes discussions of financial measures that have not been determined in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). A reconciliation of the non-GAAP financial measures to their most directly comparable financial measures prepared in accordance with GAAP, accompanied by reasons why the Company believes the non-GAAP measures are important, are included in the attached schedules.

About Carpenter Technology

Carpenter Technology Corporation is a recognized leader in high-performance specialty alloy materials and process solutions for critical applications in the aerospace and defense, medical, and other markets. Founded in 1889, Carpenter Technology has evolved to become a pioneer in premium specialty alloys, including nickel, cobalt, and titanium and material process capabilities that solve our customers’ current and future material challenges. More information about Carpenter Technology can be found at https://www.carpentertechnology.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected, anticipated or implied. The most significant of these uncertainties are described in Carpenter Technology’s filings with the Securities and Exchange Commission, including its report on Form 10-K for the fiscal year ended June 30, 2024, Form 10-Q for the fiscal quarters ended September 30, 2024, and December 31, 2024, and the exhibits attached to such filings. They include but are not limited to: (1) the cyclical nature of the specialty materials business and certain end-use markets, including aerospace, defense, medical, energy, transportation, industrial and consumer, or other influences on Carpenter Technology’s business such as new competitors, the consolidation of competitors, customers, and suppliers or the transfer of manufacturing capacity from the United States to foreign countries; (2) the ability of Carpenter Technology to achieve cash generation, growth, earnings, profitability, operating income, cost savings and reductions, qualifications, productivity improvements or process changes; (3) the ability to recoup increases in the cost of energy, raw materials, freight or other factors; (4) domestic and foreign excess manufacturing capacity for certain metals; (5) fluctuations in currency exchange and interest rates; (6) the effect of government trade actions, including tariffs; (7) the valuation of the assets and liabilities in Carpenter Technology’s pension trusts and the accounting for pension plans; (8) possible labor disputes or work stoppages; (9) the potential that our customers may substitute alternate materials or adopt different manufacturing practices that replace or limit the suitability of our products; (10) the ability to successfully acquire and integrate acquisitions; (11) the availability of credit facilities to Carpenter Technology, its customers or other members of the supply chain; (12) the ability to obtain energy or raw materials, especially from suppliers located in countries that may be subject to unstable political or economic conditions; (13) Carpenter Technology’s manufacturing processes are dependent upon highly specialized equipment located primarily in facilities in Reading and Latrobe, Pennsylvania and Athens, Alabama for which there may be limited alternatives if there are significant equipment failures or a catastrophic event; (14) the ability to hire and retain a qualified workforce and key personnel, including members of the executive management team, management, metallurgists and other skilled personnel; (15) fluctuations in oil and gas prices and production; (16) the impact of potential cyber attacks and information technology or data security breaches; (17) the ability of suppliers to meet obligations due to supply chain disruptions or otherwise; (18) the ability to meet increased demand, production targets or commitments; (19) the ability to manage the impacts of natural disasters, climate change, pandemics and outbreaks of contagious diseases and other adverse public health developments; (20) geopolitical, economic, and regulatory risks relating to our global business, including geopolitical and diplomatic tensions, instabilities and conflicts, such as the war in Ukraine, the war between Israel and HAMAS, the war between Israel and Hezbollah, Houthi attacks on commercial shipping vessels and other naval vessels as well as compliance with U.S. and foreign trade and tax laws, sanctions, embargoes and other regulations; (21) challenges affecting the commercial aviation industry or key participants including, but not limited to production and other challenges at The Boeing Company; and (22) the consequences of the announcement, maintenance or use of Carpenter Technology’s share repurchase program. Any of these factors could have an adverse and/or fluctuating effect on Carpenter Technology’s results of operations. The forward-looking statements in this document are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. We caution you not to place undue reliance on forward-looking statements, which speak only as of the date of this press release or as of the dates otherwise indicated in such forward-looking statements. Carpenter Technology undertakes no obligation to update or revise any forward-looking statements.

PRELIMINARY

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2025	2024	2025	2024
NET SALES	$727.0	$684.9	$2,121.5	$1,961.1
Cost of sales	526.2	537.9	1,566.9	1,567.4

Gross profit	200.8	147.0	554.6	393.7
Selling, general and administrative expenses	63.0	57.0	180.6	164.8
Restructuring and asset impairment charges	—	—	3.6	—
Goodwill impairment	—	14.1	—	14.1

Operating income	137.8	75.9	370.4	214.8
Interest expense, net	12.0	12.9	36.6	38.6
Other expense, net	3.8	52.9	5.6	58.5

Income before income taxes	122.0	10.1	328.2	117.7
Income tax expense	26.6	3.8	63.9	24.8

NET INCOME	$95.4	$6.3	$264.3	$92.9

EARNINGS PER COMMON SHARE:
Basic	$1.90	$0.12	$5.27	$1.87

Diluted	$1.88	$0.12	$5.21	$1.85

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	50.2	49.7	50.2	49.5

Diluted	50.7	50.3	50.7	50.1

Cash dividends per common share	$0.20	$0.20	$0.60	$0.60

PRELIMINARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(Unaudited)

	Nine Months Ended March 31,
	2025	2024
OPERATING ACTIVITIES
Net income	$264.3	$92.9
Adjustments to reconcile net income to net cash provided from operating activities:
Depreciation and amortization	103.6	100.8
Goodwill impairment charge	—	14.1
Noncash restructuring and asset impairment charges	2.5	—
Deferred income taxes	(12.3)	(11.3)
Net pension expense	18.6	69.8
Share-based compensation expense	16.2	13.7
Net loss on disposals of property, plant and equipment	0.9	3.5
Changes in working capital and other:
Accounts receivable	(39.4)	9.3
Inventories	(93.3)	(155.6)
Other current assets	10.2	(19.2)
Accounts payable	(10.6)	(1.0)
Accrued liabilities	(14.0)	(5.2)
Pension plan contributions	(58.5)	(4.9)
Other postretirement plan contributions	(2.8)	(1.8)
Other, net	(3.1)	0.3

Net cash provided from operating activities	182.3	105.4

INVESTING ACTIVITIES
Purchases of property, plant, equipment and software	(96.3)	(68.9)
Proceeds from disposals of property, plant and equipment	0.1	0.1

Net cash used for investing activities	(96.2)	(68.8)

FINANCING ACTIVITIES
Credit agreement borrowings	—	62.5
Credit agreement repayments	—	(62.5)
Dividends paid	(30.2)	(29.9)
Purchases of treasury stock	(77.8)	—
Proceeds from stock options exercised	12.2	19.8
Withholding tax payments on share-based compensation awards	(36.6)	(18.2)

Net cash used for financing activities	(132.4)	(28.3)

Effect of exchange rate changes on cash and cash equivalents	(1.3)	0.7

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(47.6)	9.0
Cash and cash equivalents at beginning of year	199.1	44.5

Cash and cash equivalents at end of period	$151.5	$53.5

PRELIMINARY

CONSOLIDATED BALANCE SHEETS

(in millions)

(Unaudited)

	March 31, 2025	June 30, 2024
ASSETS
Current assets:
Cash and cash equivalents	$151.5	$199.1
Accounts receivable, net	602.8	562.6
Inventories	825.0	735.4
Other current assets	86.3	94.1

Total current assets	1,665.6	1,591.2
Property, plant, equipment and software, net	1,337.1	1,335.2
Goodwill	227.3	227.3
Other intangibles, net	11.0	15.2
Deferred income taxes	7.7	7.5
Other assets	113.1	115.3

Total assets	$3,361.8	$3,291.7

LIABILITIES
Current liabilities:
Accounts payable	$258.4	$263.9
Accrued liabilities	185.8	202.4

Total current liabilities	444.2	466.3

Long-term debt	695.1	694.2
Accrued pension liabilities	158.9	207.6
Accrued postretirement benefits	22.2	21.1
Deferred income taxes	163.9	174.1
Other liabilities	95.8	99.6

Total liabilities	1,580.1	1,662.9

STOCKHOLDERS’ EQUITY
Common stock	286.0	284.9
Capital in excess of par value	347.7	352.6
Reinvested earnings	1,608.6	1,374.5
Common stock in treasury, at cost	(371.1)	(289.3)
Accumulated other comprehensive loss	(89.5)	(93.9)

Total stockholders’ equity	1,781.7	1,628.8

Total liabilities and stockholders’ equity	$3,361.8	$3,291.7

PRELIMINARY

SEGMENT FINANCIAL DATA

(in millions, except pounds sold)

(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2025	2024	2025	2024
Pounds sold (‘000):
Specialty Alloys Operations	44,584	50,846	139,400	150,952
Performance Engineered Products	2,584	2,618	7,424	7,238
Intersegment	(672)	(3,256)	(2,590)	(8,672)

Consolidated pounds sold	46,496	50,208	144,234	149,518

Net sales:
Specialty Alloys Operations
Net sales excluding surcharge	$519.4	$483.0	$1,509.9	$1,316.5
Surcharge	123.5	125.5	379.6	411.5

Specialty Alloys Operations net sales	642.9	608.5	1,889.5	1,728.0
Performance Engineered Products
Net sales excluding surcharge	96.8	94.6	275.3	275.6
Surcharge	8.1	7.8	25.5	24.3

Performance Engineered Products net sales	104.9	102.4	300.8	299.9
Intersegment
Net sales excluding surcharge	(19.2)	(23.8)	(62.8)	(60.2)
Surcharge	(1.6)	(2.2)	(6.0)	(6.6)

Intersegment net sales	(20.8)	(26.0)	(68.8)	(66.8)

Consolidated net sales	$727.0	$684.9	$2,121.5	$1,961.1

Operating income (loss):
Specialty Alloys Operations	$151.4	$103.5	$421.5	$267.6
Performance Engineered Products	10.9	9.2	25.3	25.4
Corporate	(24.4)	(37.1)	(76.0)	(79.1)
Intersegment	(0.1)	0.3	(0.4)	0.9

Consolidated operating income	$137.8	$75.9	$370.4	$214.8

The Company has two reportable segments, Specialty Alloys Operations (“SAO”) and Performance Engineered Products (“PEP”).

The SAO segment is comprised of Carpenter’s major premium alloy and stainless steel manufacturing operations. This includes operations performed at mills primarily in Reading and Latrobe, Pennsylvania and surrounding areas as well as South Carolina and Alabama.

The PEP segment is comprised of the Company’s differentiated operations. This segment includes the Dynamet titanium business, the Carpenter Additive business and the Latrobe and Mexico distribution businesses. The businesses in the PEP segment are managed with an entrepreneurial structure to promote flexibility and agility to quickly respond to market dynamics. It is our belief this model will ultimately drive overall revenue and profit growth. The pounds sold data above for the PEP segment includes only the Dynamet and Additive businesses.

Corporate costs are comprised of executive and director compensation, and other corporate facilities and administrative expenses not allocated to the segments. Also included are items that management considers not representative of ongoing operations, such as restructuring charges and other specifically identified income or expense items.

The service cost component of net pension expense, which represents the estimated cost of future pension liabilities earned associated with active employees, is included in the operating results of the business segments. The residual net pension expense is included in other expense, net, and is comprised of the expected return on plan assets, interest costs on the projected benefit obligations of the plans, amortization of actuarial gains and losses and prior service costs.

PRELIMINARY

NON-GAAP FINANCIAL MEASURES

(in millions, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,

ADJUSTED OPERATING MARGIN EXCLUDING SURCHARGE REVENUE AND SPECIAL ITEMS	2025	2024	2025	2024
Net sales	$727.0	$684.9	$2,121.5	$1,961.1
Less: surcharge revenue	130.0	131.1	399.1	429.2

Net sales excluding surcharge revenue	$597.0	$553.8	$1,722.4	$1,531.9

Operating income	$137.8	$75.9	$370.4	$214.8
Special items:
Restructuring and asset impairment charges	—	—	3.6	—
Goodwill impairment	—	14.1	—	14.1

Adjusted operating income	$137.8	$90.0	$374.0	$228.9

Operating margin	19.0%	11.1%	17.5%	11.0%

Adjusted operating margin excluding surcharge revenue and special items	23.1%	16.3%	21.7%	14.9%

	Three Months Ended		Nine Months Ended
	March 31,		March 31,

ADJUSTED SEGMENT OPERATING MARGIN EXCLUDING SURCHARGE REVENUE	2025	2024	2025	2024
Specialty Alloys Operations
Net sales	$642.9	$608.5	$1,889.5	$1,728.0
Less: surcharge revenue	123.5	125.5	379.6	411.5

Net sales excluding surcharge revenue	$519.4	$483.0	$1,509.9	$1,316.5

Operating income	$151.4	$103.5	$421.5	$267.6

Operating margin	23.5%	17.0%	22.3%	15.5%

Adjusted operating margin excluding surcharge revenue	29.1%	21.4%	27.9%	20.3%

ADJUSTED SEGMENT OPERATING MARGIN EXCLUDING SURCHARGE REVENUE	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2025	2024	2025	2024
Performance Engineered Products
Net sales	$104.9	$102.4	$300.8	$299.9
Less: surcharge revenue	8.1	7.8	25.5	24.3

Net sales excluding surcharge revenue	$96.8	$94.6	$275.3	$275.6

Operating income	$10.9	$9.2	$25.3	$25.4

Operating margin	10.4%	9.0%	8.4%	8.5%

Adjusted operating margin excluding surcharge revenue	11.3%	9.7%	9.2%	9.2%

Management believes that removing the impact of raw material surcharge from operating margin provides a more consistent basis for comparing results of operations from period to period, thereby permitting management to evaluate performance and investors to make decisions based on the ongoing operations of the Company. In addition, management believes that excluding the impact of special items from operating margin is helpful in analyzing the operating performance of the Company, as these items are not indicative of ongoing operating performance. Management uses its results excluding these amounts to evaluate its operating performance and to discuss its business with investment institutions, the Company’s board of directors and others.

ADJUSTED EARNINGS PER SHARE EXCLUDING SPECIAL ITEM	Earnings Before Income Taxes	Income Tax Expense	Net Income	Earnings Per Diluted Share*
Three Months Ended March 31, 2025, as reported	$122.0	$(26.6)	$95.4	$1.88
Special item:
None reported	—	—	—	—

Three Months Ended March 31, 2025, as adjusted	$122.0	$(26.6)	$95.4	$1.88

*	Impact per diluted share calculated using weighted average common shares outstanding of 50.7 million for the three months ended March 31, 2025.

ADJUSTED EARNINGS PER SHARE EXCLUDING SPECIAL ITEMS	Earnings Before Income Taxes	Income Tax Expense	Net Income	Earnings Per Diluted Share*
Three Months Ended March 31, 2024, as reported	$10.1	$(3.8)	$6.3	$0.12
Special items:
Goodwill impairment	14.1	—	14.1	0.28
Pension settlement charge	51.9	(12.4)	39.5	0.79

Three Months Ended March 31, 2024, as adjusted	$76.1	$(16.2)	$59.9	$1.19

*	Impact per diluted share calculated using weighted average common shares outstanding of 50.3 million for the three months ended March 31, 2024.

ADJUSTED EARNINGS PER SHARE EXCLUDING SPECIAL ITEM	Earnings Before Income Taxes	Income Tax Expense	Net Income	Earnings Per Diluted Share*
Nine Months Ended March 31, 2025, as reported	$328.2	$(63.9)	$264.3	$5.21
Special item:
Restructuring and asset impairment charges	3.6	(0.9)	2.7	0.06

Nine Months Ended March 31, 2025, as adjusted	$331.8	$(64.8)	$267.0	$5.27

*	Impact per diluted share calculated using weighted average common shares outstanding of 50.7 million for the nine months ended March 31, 2025.

ADJUSTED EARNINGS PER SHARE EXCLUDING SPECIAL ITEMS	Earnings Before Income Taxes	Income Tax Expense	Net Income	Earnings Per Diluted Share*
Nine Months Ended March 31, 2024, as reported	$117.7	$(24.8)	$92.9	$1.85
Special items:
Goodwill impairment	14.1	—	14.1	0.28
Pension settlement charge	51.9	(12.4)	39.5	0.79

Nine Months Ended March 31, 2024, as adjusted	$183.7	$(37.2)	$146.5	$2.92

* Impact per diluted share calculated using weighted average common shares outstanding of 50.1 million for the nine months ended March 31, 2024.

Management believes that earnings per share adjusted to exclude the impact of the special items is helpful in analyzing the operating performance of the Company, as these items are not indicative of ongoing operating performance. Management uses its results excluding these amounts to evaluate its operating performance and to discuss its business with investment institutions, the Company’s board of directors and others.

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
ADJUSTED FREE CASH FLOW	2025	2024	2025	2024
Net cash provided from operating activities	$74.2	$83.4	$182.3	$105.4
Purchases of property, plant, equipment and software	(40.2)	(21.6)	(96.3)	(68.9)
Proceeds from disposals of property, plant and equipment	—	0.1	0.1	0.1

Adjusted free cash flow	$34.0	$61.9	$86.1	$36.6

Management believes that the presentation of adjusted free cash flow provides useful information to investors regarding our financial condition because it is a measure of cash generated which management evaluates for alternative uses. It is management’s current intention to use excess cash to fund investments in capital equipment, acquisition opportunities and consistent dividend payments. Additionally, we will discretionarily use excess cash for a share repurchase program up to $400.0 million of our outstanding common stock. The primary use of this program will be to offset dilution. Adjusted free cash flow is not a U.S. GAAP financial measure and should not be considered in isolation of, or as a substitute for, cash flows calculated in accordance with U.S. GAAP.

PRELIMINARY

SUPPLEMENTAL SCHEDULE

(in millions)

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
NET SALES BY END-USE MARKET	2025	2024	2025	2024
End-Use Market Excluding Surcharge Revenue:
Aerospace and Defense	$373.2	$315.1	$1,056.8	$823.0
Medical	72.4	84.2	219.3	223.7
Energy	35.0	27.8	106.6	93.8
Transportation	21.9	26.3	64.4	82.2
Industrial and Consumer	72.4	77.1	212.2	236.7
Distribution	22.1	23.3	63.1	72.5

Total net sales excluding surcharge revenue	597.0	553.8	1,722.4	1,531.9
Surcharge revenue	130.0	131.1	399.1	429.2

Total net sales	$727.0	$684.9	$2,121.5	$1,961.1